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Clifton Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

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CLIFTON BANCORP INC.

1433 Van Houten Avenue

Clifton, New Jersey 07015

(973) 473-2200

June 27, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Clifton Bancorp Inc. We will hold the meeting at The Venetian located at 546 River Drive, Garfield, New Jersey, on August 7, 2014 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of BDO USA, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, telephone or mail. If you attend the meeting, you may vote in person even if you have previously voted via the Internet or telephone or have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer

CLIFTON BANCORP INC.

1433 Van Houten Avenue

Clifton, New Jersey 07015

(973) 473-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. on Thursday, August 7, 2014

PLACE	The Venetian, 546 River Drive, Garfield, New Jersey

ITEMS OF BUSINESS	(1) The election of two directors to serve for a term of three years;

(2) The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending March 31, 2015;

(3) The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

(4)    Such other business that may properly come before the meeting or any postponements or adjournments of the meeting. Note: The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on June 20, 2014.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or telephone, or by completing and returning a proxy card or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bart D’Ambra
Bart D’Ambra
Executive Vice President and Corporate Secretary

Clifton, New Jersey

June 27, 2014

NOTE: Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

CLIFTON BANCORP INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Clifton Bancorp Inc. (“Clifton Bancorp” or the “Company”) for the 2014 annual meeting of stockholders and for any adjournment or postponement of the meeting. Clifton Bancorp is the holding company for Clifton Savings Bank (“Clifton Savings” or the “Bank”).

We are holding the 2014 annual meeting at The Venetian, located at 546 River Drive, Garfield, New Jersey, on August 7, 2014 at 9:00 a.m., local time.

This proxy statement and the proxy card are first being made available to stockholders of record beginning on or about June 27, 2014.

The Company is a Maryland corporation that was incorporated in November 2013 to be the successor corporation to Clifton Savings Bancorp, Inc. (“Clifton Savings Bancorp”), the former stock holding company for the Bank, upon completion of the mutual-to-stock conversion of Clifton MHC, the former mutual holding company for the Bank. The mutual-to-stock conversion was completed on April 1, 2014. In connection with the conversion, Clifton Bancorp sold a total of 17,059,448 shares of common stock at $10.00 per share in a related subscription offering. Concurrent with the completion of the offering, each share of Clifton Savings Bancorp’s common stock owned by public stockholders was exchanged for 0.9791 shares of Clifton Bancorp common stock. Accordingly, except as otherwise set forth herein, all share counts, including all restricted stock and stock option amounts, specified in this proxy statement reflect the 0.9791 exchange ratio.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Clifton Bancorp common stock that you owned as of June 20, 2014. As of the close of business on June 20, 2014, a total of 26,595,967 shares of Clifton Bancorp common stock were outstanding. Each share of common stock has one vote.

The Company’s articles of incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Clifton Bancorp in one or more of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by filling out the voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or via the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Clifton Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect two directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2015, the affirmative vote of a majority of the votes cast at the annual meeting is required. Abstentions and broker non-votes will have no effect on the vote on this matter.

In voting on the advisory resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved on an advisory basis, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the vote on this matter. The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

How We Count Votes. If you return valid signed and dated proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors or with respect to the advisory vote to approve the compensation of our named executive officers. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Proxy

The Board of Directors of Clifton Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Clifton Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Clifton Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the Company’s proxy card. The deadline for voting via the Internet or by telephone is 3:00 a.m., Eastern time, on August 7, 2014.

The Board of Directors recommends a vote:

•	“FOR” each of the two nominees for director;

•	“FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the Company’s named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Clifton Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Bank’s ESOP or 401(k) Savings Plan

If you participate in the Clifton Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Clifton Savings Bank 401(k) Savings Plan (the “401(k) Plan”), you will receive a vote authorization form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Clifton Bancorp Inc. Stock Fund credited to his or her account. The trustee, subject to its fiduciary duties, will vote all shares for which no directions are given or for which instructions were not received in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your vote authorization form to each plan’s trustee is July 31, 2014.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors consists of seven directors, all of whom the Board of Directors has determined to be independent under the listing requirements of the Nasdaq Global Select Market, except for Paul M. Aguggia, who serves as Chairman, President and Chief Executive Officer of Clifton Bancorp and Clifton Savings. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers — Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Adzima, Peto and Pivirotto.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as designating an independent lead director or having a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. As a result, the Board has not designated an independent lead director. The Board of the Company is currently comprised of seven directors, six of whom are independent directors under the listing standards of the Nasdaq Global Select Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, in the opinion of the Board of Directors, separating the offices of Chairman and Chief Executive Officer would not serve to materially enhance or diminish the fiduciary duties of any director of the Company.

To further strengthen the regular oversight of the full Board, various committees of the Company’s Board are comprised of independent directors. The Compensation Committee of the Board consists solely of independent directors. As detailed in its report and the Compensation Discussion and Analysis appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company, including the Chief Executive Officer, and reports to the Board. In addition, the Audit/Compliance Committee, which is comprised solely of independent directors, oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions. In the opinion of the Board of Directors, an independent Chairman does not add any material value to this already effective process.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, budgetary risk caused by costs of governmental mandates for new compliance policies and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our executive management team and our Enterprise Risk Manager also attend Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters.

Committees of the Board of Directors

The following table identifies the members of the Audit/Compliance Committee, the Nominating/Corporate Governance Committee and the Compensation Committee as of June 20, 2014. All members of each committee are independent in accordance with the listing standards of the Nasdaq Global Select Market. Each of the committees operates under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter annually. The charters of all three committees are available in the Investor Relations section of the Company’s website (www.cliftonsavings.com).

Director	Audit/ Compliance Committee	Nominating/ Corporate Governance Committee	Compensation Committee
Stephen Adzima	X		X
Paul M. Aguggia.
Thomas A. Miller	X	X	X*
John H. Peto	X	X*	X
Charles J. Pivirotto	X*		X
Cynthia Sisco	X	X	X
Joseph C. Smith
Number of Meetings in 2014	12	1	9

*	Chairman

Audit/Compliance Committee. The Board of Directors has a separately-designated standing Audit/Compliance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit/Compliance Committee meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Charles J. Pivirotto, CPA, is an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit/Compliance Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit/Compliance Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and consults with the Chief Executive Officer to establish the compensation for our other executives. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee and management in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.”

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Clifton Bancorp and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s performance and recommends director candidates for each committee for appointment by the Board. The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are set forth below.

Nominating and Corporate Governance Committee Procedures

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees for election or appointment to the Board of Directors: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The Nominating/Corporate Governance Committee process for identifying and evaluating individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating/ Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and

6.	Proof that the person making the recommendation is herself, himself or itself a stockholder.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

During the year ended March 31, 2014, the Boards of Directors of the Company and the Bank held 50 and 28 meetings, respectively. No director attended fewer than 75% of the total meetings of the Company’s and the Bank’s respective Boards of Directors and the committees on which such director served.

Director Attendance at the Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders. All of the Company’s directors attended the fiscal 2013 annual meeting of stockholders.

Director Compensation for the 2014 Fiscal Year

The following table provides the compensation received by individuals who served as directors of the Company during the 2014 fiscal year. Mr. Aguggia receives no separate compensation for his service as a Company and Bank director.

Name	Fees Earned or Paid in Cash (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation		Total
Stephen Adzima	$67,325	$10,099	$—		$77,424
Thomas A. Miller	67,650	74,271	—		141,921
John H. Peto	67,650	26,466	—		94,116
Charles J. Pivirotto	67,650	87,469	714	(3)	155,833
Cynthia Sisco	67,650	77,233	714	(3)	145,597
Joseph C. Smith	58,150	48,738	—		106,888
John A. Celentano, Jr.(4)	—	270,409	—		270,409

(1)	Includes fees earned for service with Clifton Bancorp and Clifton Savings.
(2)	Amounts represent the annual change in the actuarial present value of the director’s accrued benefit under the Bank’s Directors’ Retirement Plan.
(3)	Represents dividends paid on unvested restricted stock awards.
(4)	Mr. Celentano received no fees for his Board service. Mr. Celentano’s only compensation for his service on the Board of Directors was the benefit he accrued through participation in the Directors’ Retirement Plan. As a result of his election under the plan, Mr. Celentano will receive a lump sum payment totaling $805,956 in July 2014.

Cash Retainers and Meeting Fees for Non-Employee Directors

The following tables set forth the applicable retainers and fees that were paid to non-employee directors for their service on the Board of Directors of Clifton Savings and the Board of Directors of Clifton Bancorp during fiscal 2014. Employee directors do not receive any retainers or fees for their services on the Board of Directors.

Clifton Savings:

Annual retainer	$46,500
Additional annual retainer for committee chairmen (1)	$4,000

(1)	Chairmen of the Audit/Compliance, Nominating/Corporate Governance, Compensation, Finance, Investment, Building and Grounds and Commercial Loan Committees receive committee chairmen fees.

Clifton Bancorp:

Annual retainer	$9,000
Additional annual retainer for Audit/Compliance Committee members	$5,600
Additional fee per Audit/Compliance Committee meeting attended	$325

Directors’ Retirement Plan

Clifton Savings maintains the Clifton Savings Bank Directors’ Retirement Plan to provide non-employee directors with supplemental retirement income. All current nonemployee directors participate in the plan and future nonemployee directors may become participants upon designation by the Board of Directors. The plan provides benefits, generally paid in equal monthly installments, upon a director’s retirement, death or disability, and upon a change in control of Clifton Savings or Clifton Bancorp. However, participants may elect that any type of benefit under the plan be paid on an actuarially equivalent lump sum basis so long as the election complies with Section 409A of the Internal Revenue Code.

Upon their retirement following the completion of three years of service and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid during the twelve-month period ending on the date preceding retirement. The percentage paid as an annual benefit is determined by multiplying the participant’s years of service (up to a maximum of 10) by 10 percent.

A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. Upon the completion of one year of service, regardless of age, participants will receive a benefit upon a change in control of Clifton Savings or Clifton Bancorp. The benefit, payable annually for the life of the participant, equals the sum of the annual fees and retainer paid to the participant during the twelve-month period preceding the date of a termination of service due to a change in control.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit/Compliance Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company’s management is also required to prepare, as part of the Company’s 2014 Annual Report on Form 10-K, a report on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. The Company’s independent registered public accounting firm is also required by Section 404 to issue and include, as part of the Company’s 2014 Annual Report on Form 10-K, its opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit/Compliance Committee has met and held discussions with management, the internal auditors and the independent accountants. Management represented to the Audit/Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and that the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit/Compliance Committee discussed with the independent accountants matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the consolidated financial statements.

In addition, the Audit/Compliance Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit/Compliance Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. In concluding that the independent accountants are independent, the Audit/Compliance Committee considered, among other factors, whether the non-audit services provided by the independent accountants were compatible with its independence.

The Audit/Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit/Compliance Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity. In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm which, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit/Compliance Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee’s considerations and discussions with management and the independent accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent accountants are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 for filing with the Securities and Exchange Commission. The Audit/Compliance Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent accountants for the fiscal year ending March 31, 2015.

Audit/Compliance Committee the Board of Directors of Clifton Bancorp Inc.

Charles J. Pivirotto, Chairman

Stephen Adzima

Thomas A. Miller

John H. Peto

Cynthia Sisco

STOCK OWNERSHIP

The following table provides information as of June 20, 2014 about the persons and entities known to Clifton Bancorp to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)
Clifton Savings Bank Employee Stock Ownership Plan 1433 Van Houten Avenue Clifton, New Jersey 07015	1,861,563	(2)	7.0%

(1)	Based on 26,595,967 shares of the Company’s common stock outstanding and entitled to vote as of June 20, 2014.
(2)	Includes 490,122 shares that have been allocated to plan participants.

The following table provides information as of June 20, 2014 about the shares of Clifton Bancorp common stock that may be considered to be beneficially owned by each director, nominee for director, and current named executive officer listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated in the footnotes below, (i) none of the shares listed are pledged as security and (ii) each of the named individuals has sole voting and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned(1)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding(2)
Stephen Adzima	57,804	(3)	—	*
Paul M. Aguggia	65,000		—	*
Bart D’Ambra	61,196		117,099	*
Stephen A. Hoogerhyde	59,018		70,259	*
Thomas A. Miller	10,707		13,535	*
John H. Peto	41,657	(4)	48,754	*
Christine R. Piano	64,932		117,099	*
Charles J. Pivirotto	14,300	(5)	57,962	*
Cynthia Sisco	77,276	(5)	57,962	*
Joseph C. Smith	105,977	(6)	73,231	*
Francis Tracy Tripucka	10,000		—	*
All directors and executive officers as a group (12 persons)	569,054		555,901	4.1%

*	Does not exceed 1.0% of the Company’s voting securities.
(1)	Includes shares allocated to the account of individuals under the Bank’s employee stock ownership plan with respect to which individuals have voting but not investment power as follows: Mr. D’Ambra—25,261 shares; Mr. Hoogerhyde—27,186 shares; and Ms. Piano— 28,616 shares.
(2)	Based on 26,595,967 shares of the Company’s common stock outstanding and entitled to vote as of June 20, 2014, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.
(3)	Includes 20,000 shares in a corporation owned by Mr. Adzima and 24,036 shares held by Mr. Adzima’s spouse as custodian for their children.
(4)	Includes 2,947 shares held by Mr. Peto’s daughter and 2,000 held by Mr. Peto’s daughter as custodian for her children.
(5)	Includes shares of unvested restricted stock held in trust as part of the Company’s 2005 Equity Incentive Plan with respect to which individuals have voting but not investment power as follows: Mr. Pivirotto—1,664 shares; and Ms. Sisco—1,664 shares.
(6)	Includes 2,937 shares held by Mr. Smith’s son, for which shares Mr. Smith disclaims beneficial ownership.

ITEMS TO BE VOTED UPON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Paul M. Aguggia and Thomas A. Miller. Each of the nominees is currently a director of Clifton Bancorp and Clifton Savings.

Unless you indicate on the proxy card that your shares should not be voted for a certain nominee, the Board of Directors intends that the proxies solicited by it will be voted for the election of both of the Board’s nominees. If either nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. Aguggia and Miller.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of March 31, 2014. The indicated period of service as a director includes the period of service as a director of Clifton Savings. Based on their respective experiences, qualifications, attributes and skills set forth below, the Board of Directors has determined that each current director and nominee should serve as a director.

Nominees for Election as Directors

The nominees standing for election to serve for a three-year term are:

Paul M. Aguggia has served as the Chairman of the Board, President and Chief Executive Officer of Clifton Bancorp and Clifton Savings since January 1, 2014. Mr. Aguggia is the former Chairman and leader of the financial institutions practice group of the international law firm Kilpatrick Townsend & Stockton LLP, which has over 600 attorneys and 17 offices worldwide. Mr. Aguggia began his career at Willkie Farr & Gallagher LLP in New York City, and was associated with Muldoon Murphy & Aguggia LLP, a boutique banking law firm, for ten years, serving as Chairman of the firm from 2004 until its merger with Kilpatrick Townsend & Stockton LLP in 2008. Age 51. Director since 2014.

Mr. Aguggia’s extensive experience representing financial institutions of various sizes and degrees of complexity for nearly 25 years, including counseling such institutions on regulatory, compliance, operational, corporate governance, public offering, acquisition and various strategic matters, enables him to provide the Board of Directors with the leadership necessary to oversee the business and operations of Clifton Bancorp and Clifton Savings. In addition, Mr. Aguggia’s knowledge of Clifton Bancorp’s and Clifton Savings’ operations and governance, through his former service as our primary corporate, securities and bank regulatory counsel, combined with his success and strategic vision, position him well to serve as our Chairman, President and Chief Executive Officer.

Thomas A. Miller is the retired owner of The T.A. Miller & Co., Inc., a full service marketing research organization servicing the pharmaceutical industry located in Spring Lake Heights, New Jersey. Age 76. Director since 1990.

Mr. Miller’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Miller offers the Board of Directors significant business experience from a setting outside of the financial services industry.

Directors Continuing in Office

The following directors have terms ending in 2015:

John H. Peto is a real estate investor and previously was the owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 68. Director since 1995.

Mr. Peto’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Company and the Bank. In addition, Mr. Peto’s insurance background provides the Board of Directors with experience with respect to an industry that complements the financial services provided by the Bank.

Joseph C. Smith is the President of Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Age 61. Director since 1994.

Mr. Smith’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Smith offers the Board of Directors significant business experience from a setting outside of the financial services industry.

The following directors have terms ending in 2016:

Stephen Adzima has been the president of Universal Electric Motor Service Inc., a company that specializes in the sales and service of electric motors, pumps, controls and generators, since 1978. Age 61. Director since 2012.

Mr. Adzima’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment.

Charles J. Pivirotto, a certified public accountant, has been the President of Pivirotto & Company, CPA’s PA, a certified public accounting firm, since 1997. Age 59. Director since 2007.

As a certified public accountant, Mr. Pivirotto provides the Board of Directors with valuable experience regarding accounting and financial matters.

Cynthia Sisco owns and manages an apartment complex and also manages several other residential complexes. Age 57. Director since 2007.

Ms. Sisco’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Company and the Bank.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed BDO USA, LLP to be the Company’s independent registered public accounting firm for the 2015 fiscal year, subject to ratification by stockholders. A representative of BDO USA, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit/Compliance Committee will consider other independent registered public accounting firms.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended March 31, 2014 and 2013 by BDO USA, LLP.

	2014	2013(1)
Audit fees(2)	$295,097	$—
Audit related fees	—	—
Tax fees(3)	14,000	—
All other fees	—	—

(1)	No fees were billed for the fiscal year ended March 31, 2013 as the Company engaged BDO USA, LLP to serve as its independent registered public accounting firm on June 26, 2013.
(2)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act and audit procedures and tax opinion services with respect to the filing of a Registration Statement on Form S-1), including out-of-pocket expenses.
(3)	Tax fees include the preparation of state and federal tax returns.

Policy on Audit/Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit/Compliance Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm to ensure that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit/Compliance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended March 31, 2014, all services were approved, in advance, by the Audit/Compliance Committee in compliance with these procedures.

Change in Independent Registered Public Accounting Firm. On June 26, 2013, the Audit/Compliance Committee of the Company’s Board of Directors voted to dismiss ParenteBeard LLC, the former independent auditors for the Company, effective as of June 26, 2013.

The audit reports of ParenteBeard LLC on the consolidated financial statements of the Company for the years ended March 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended March 31, 2013 and 2012 and through the subsequent interim period preceding June 26, 2013, there were no disagreements between the Company and ParenteBeard LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard LLC, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years.

On June 26, 2013, the Audit/Compliance Committee of the Company’s Board of Directors engaged BDO USA, LLP as the Company’s independent registered public accounting firm. During the years ended March 31, 2013 and 2012 and the subsequent interim period preceding the engagement of BDO USA, LLP, the Company did not consult with BDO USA, LLP regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and BDO USA, LLP did not provide any written report or oral advice that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement with ParenteBeard LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

Proposal 3 — Advisory Vote on Executive Compensation

As required by federal securities laws, we are providing our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2014 proxy statement, is hereby approved.”

At our last three annual meetings, our stockholders overwhelmingly approved the say-on-pay proposal.

As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attracting and retaining talented senior executives;

•	Tying executive pay to Company and individual performance;

•	Supporting our annual and long-term business strategies; and

•	Aligning executives’ interests with those of the Company’s stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement. The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policies and procedures, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides a description of our 2014 fiscal year decision-making process and philosophy for compensating our named executive officers. This discussion also describes the material components of each named executive officer’s 2014 fiscal year compensation package and details the reasoning behind the decisions made during the 2014 fiscal year. This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2014 fiscal year named executive officers were:

Name	Title
Paul M. Aguggia	Chairman of the Board of Directors, President and Chief Executive Officer of the Company and the Bank

Bart D’Ambra	Executive Vice President and Corporate Secretary of the Company and Executive Vice President, Chief Operating Officer and Secretary of the Bank

Stephen Hoogerhyde	Executive Vice President of the Company and Executive Vice President and Chief Lending Officer of the Bank

Christine R. Piano, CPA	Executive Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank

Francis Tracy Tripucka	Senior Vice President – Commercial Lending of the Bank

John A. Celentano, Jr.	Former Chairman of the Board of Directors and Chief Executive Officer of the Company and Former Chairman of the Board of Directors of the Bank

Walter Celuch	Former President and Secretary of the Company and Former Chief Executive Officer, President and Secretary of the Bank

Mr. Celentano, Jr. retired as Chairman of the Board of Directors and Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Bank effective January 1, 2014. Mr. Celuch also retired effective January 1, 2014 from his positions as President and Secretary of the Company and as Chief Executive Officer, President and Secretary of the Bank. Mr. Aguggia was appointed Chairman of the Board of Directors, Chief Executive Officer and President of the Company and the Bank effective January 1, 2014.

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term stockholder value. Consistent with the terms of its charter, the Compensation Committee reviews our executive compensation program annually to ensure that the program incorporates features that mitigate potential for risk taking.

Fiscal Year 2014 Performance. During fiscal 2014 we continued our traditional approach to banking, focusing on the maintenance of stability in a challenging economic environment. Specifically, at or for our year ended March 31, 2014:

•	Total assets reached $1.27 billion, a 24.6% increase from the prior fiscal year;

•	Our residential loan portfolio increased $107.4 million to $526.7 million;

•	We built a commercial real estate and multi-family lending infrastructure to diversify our lending portfolio, with total loans outstanding reaching $46.7 million; and

•	We continued to exercise sound fiscal responsibility while maintaining excellent asset quality.

In addition, in April 2014 we completed a successful second-step conversion raising $170.6 million in additional capital.

Fiscal Year 2014 Compensation Decisions. We believe our 2014 executive compensation program for our named executive officers was consistent with the objectives of our compensation philosophy and our financial performance. The compensation actions taken by our Compensation Committee are summarized below:

•

Management Transition. During the 2014 fiscal year the Compensation Committee was charged with the difficult task of structuring a compensation package to recruit a top tier executive who could replace our top two officers following their retirements on January 1, 2014. The hiring of Mr. Aguggia to serve as Chairman of the Board, Chief Executive Officer and President insured stability during our management transition and provided strong leadership to our management team. The Compensation Committee provided Mr. Aguggia with an overall compensation package consistent with the broad scope of his responsibilities. See “Executive Compensation — Summary Compensation Table,” “- Employment Agreements” and “Supplemental Executive Retirement Plan” for specific information on Mr. Aguggia’s overall compensation package.

•	Amendments to Employment Agreements with Messrs. D’Ambra and Hoogerhyde and Ms. Piano. The Committee reviewed the existing Bank employment agreements with Mr. D’Ambra, Hoogerhyde and Ms. Piano, as well as the Company’s employment agreement with Ms. Piano and determined that the employment agreements should be amended to eliminate the modified single trigger change in control provision and implement a double trigger provision that would require a change in control, along with involuntary termination or constructive termination, for an executive to receive a change in control payment under the employment agreements. The amendments to implement this change became effective January 1, 2014.

•	Base Salary. The Committee reviewed the base salaries for Mr. D’Ambra, Mr. Hoogerhyde, Ms. Piano and Mr. Tripucka in light of: (i) the increased expectations and responsibilities the officers would have following the second step conversion, (ii) each executive’s job performance during the 2014 fiscal year, and (iii) the peer group data reviewed by Mr. Celuch in December 2013 and presented to the Committee by Mr. Aguggia. In January 2014, the Committee approved base salary increases as set forth below:

	2013	2014	% Increase
Bart D’Ambra	$156,802	$164,642	5.0%
Stephen Hoogerhyde	161,977	170,076	5.0
Christine R. Piano	176,985	185,834	5.0
Francis Tracy Tripucka	162,500	169,000	4.0

We believe our base salary levels for our named executive officers as adjusted in 2014 are consistent with our stated pay positioning strategy. See “Base Salary”.

Our Compensation Philosophy. Our compensation philosophy is founded upon the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy.

Our compensation decisions for our named executive officers are based on the following principles:

•	Meeting the Demands of the Market—We strive to provide our named executive officers with competitive base salaries and employee benefits that when viewed in connection with our overall work environment, position us as an employer of choice among institutions providing similar financial services in the markets we serve.

•	Aligning the Financial Interests of our Management Team with Our Stockholders—Our management team’s interests are aligned with the interests of our stockholders through participation in our stock-based employee benefit plans and individual direct ownership of our common stock.

•	Reflecting our Business Philosophy—Our approach to compensation reflects our values and the way we do business in the communities we serve.

•	Prudent Management—We do not maintain compensation or benefits arrangements that encourage our named executive officers to take unnecessary risks that may harm the Company, the Bank or their affiliates.

Elements Used to Implement Our Compensation Objectives. Our compensation program during fiscal 2014 relied primarily on two elements: (1) base salary and (2) retirement benefits, which include stock benefits provided under our employee stock ownership plan. In addition, we maintained a short-term cash-based incentive plan under which we paid modest cash bonuses to certain named executive officers in fiscal 2014. During the last quarter of fiscal 2014, the Compensation Committee began discussions on a new short-term cash based incentive plan that will include performance-based incentive opportunities for our named executive officers. In addition, the Company will be presenting a new equity plan before stockholders in fiscal 2015 or fiscal 2016 that will permit the Compensation Committee to continue its use of equity as a means of aligning the interests of our named executive officers with our stockholders.

We believe that we can best satisfy the objectives of our compensation philosophy by achieving a balance among base salary, retirement benefits, short-term cash incentives and equity compensation that is competitive and creates appropriate incentives for our named executives. We combine these compensation elements for each executive in a manner we believe optimizes each executive’s contributions to the Company and its affiliates.

Base Salary. The salaries of our named executive officers are reviewed at least annually to assess our position in the marketplace and make any necessary adjustments. Decisions regarding salary adjustments take into account an executive’s current base salary, market practice, retention risk and the role/contribution of the executive to the Company and the Bank. Base salaries are also reviewed in connection with our recruiting efforts, promotions and changes in job responsibilities. When considering base salary levels we review survey data from a variety of sources, including the American Bankers Association Annual Compensation and Benefits Survey Report and the New Jersey Bankers Association Compensation Survey.

Short-Term Cash-Based Incentive Compensation. Our short-term, cash-based discretionary bonus program for the 2014 fiscal year provided all our employees with an opportunity to earn a cash bonus depending, in part, on the financial performance of the Company and each individual’s overall job performance. See “Executive Compensation—Summary Compensation Table” for cash bonuses paid in the 2014 fiscal year. We have implemented a performance-based, short-term cash incentive plan for our named executive officers for the 2015 fiscal year.

Retirement Benefits. We maintain an employee stock ownership plan and 401(k) plan (collectively referred to as “Tax-qualified Retirement Plans”) for the benefit of all eligible employees. Effective January 1, 2014, all of our active named executive officers participated in our Tax-qualified Retirement Plans. Tax-qualified Retirement Plans provide our employees with a vehicle to defer income for retirement. Specifically, our 401(k) plan enables participants to supplement their retirement savings with elective deferral contributions that we currently match equal to 50% of elective deferrals up to 4.5% of compensation. Our employee stock ownership plan provides participants with retirement benefits in the form of Company common stock at no cost to the participants. Employee stock ownership plan benefits are allocated based on each participant’s compensation as a percentage of total plan compensation. Participants vest in the benefits allocated to their employee stock ownership plan accounts over five years of service with the Bank. All of our named executive officers, except Messrs. Aguggia and

Tripucka, received allocations under our employee stock ownership plan during the 2014 fiscal year and are fully vested in the benefits allocated to their employee stock ownership plan accounts. See “Executive Compensation—Summary Compensation Table” for information on the employee stock ownership plan allocations and employer matching contributions for our eligible named executive officers.

In addition to our Tax-qualified Retirement Plans, we also maintain two non-qualified retirement plans for the benefit of selected named executive officers: the Clifton Savings Bank Supplemental Executive Retirement Plan (“SERP”) and the Clifton Savings Bank Directors’ Retirement Plan (“Directors’ Retirement Plan”). The SERP was implemented to provide benefits that would have been provided under the 401(k) plan or the ESOP, but for limitations imposed by the Internal Revenue Code. During the 2014 fiscal year the SERP was amended to provide an ESOP and 401(k) Plan benefit to SERP participants who could not receive benefits under the ESOP and 401(k) Plan due to the respective plan eligibility provisions. The Directors’ Retirement Plan provides an annual retirement benefit for life equal to a percentage of a participant’s fees and retainer. See “Corporate Governance and Board Matters—Directors’ Retirement Plan” for additional information on the benefits provided under the Directors’ Retirement Plan. As part of Mr. Aguggia’s overall compensation package, he was designated as a SERP and Directors’ Retirement Plan participant effective January 1, 2014.

During the first quarter of the 2015 fiscal year, the Board of Directors of the Bank amended the Directors’ Retirement Plan effective January 1, 2014 to permit only non-employee directors to participate in the plan. As a result of the amendment, Mr. Aguggia is no longer eligible to participate in the plan. The Board of Directors approved the amendment to the plan as a result of Mr. Aguggia’s request to voluntarily withdraw from the plan.

We view our tax-qualified and non-qualified retirement benefit program as a means of providing financial security to our named executive officers after they have spent a substantial portion of their careers with us. The Compensation Committee reviews our retirement benefit program periodically with due consideration given to prevailing market practice, overall executive compensation philosophy and cost to the Company and the Bank.

Role of the Compensation Committee. We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of five independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our short-term incentive and equity incentive programs. The Compensation Committee exercises independent discretion in the determination of executive compensation but may seek input from other members of the board of directors, consultants and advisors.

The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee’s responsibilities. The Committee and the board of directors review the charter at least annually to ensure that it is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. See “Corporate Governance and Board Matters—Committees of the Board of Directors” for the members of the Compensation Committee and the number of meetings in fiscal 2014.

Role of the Compensation Consultant. In fiscal 2014, McLagan LLP, an independent compensation consulting firm, presented the Compensation Committee with a proposal for a performance-based cash incentive plan for our management team, including our named executive officers. The Compensation Committee implemented the performance-based cash incentive plan for the 2015 fiscal year.

Role of Management. During the 2014 fiscal year our then current President, in conjunction with our Compensation Committee, developed recommendations regarding the appropriate mix and level of compensation for our named executive officers. The recommendations considered the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee, as well as compensation survey data. Our Chief Executive Officer assumed these responsibilities during the fourth quarter of fiscal 2014 and met with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer is absent from Committee discussions relating to the determination of his compensation. Compensation for our Chief Executive Officer and other named executive officers is determined by the Compensation Committee.

Peer Group. The Compensation Committee utilized the compensation information reported in the American Bankers Association Annual Compensation and Benefits Survey Report and the New Jersey Bankers Association Compensation Survey for institutions similar to us in asset size and demographics for purposes of structuring a competitive total compensation package for our new Chairman of the Board, Chief Executive Officer and President and for determining base salary levels for our other named executive officers.

Tax and Accounting Considerations. In consultation with our advisors and in collaboration with our Audit/Compliance Committee, we evaluate the tax and accounting treatment of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in tax or accounting environment or to avoid adverse consequences.

Employment Agreements. Effective January 1, 2014, the Company and the Bank each entered into a three-year employment agreement with Mr. Aguggia, our new Chairman of the Board, President and Chief Executive Officer. See “Executive Compensation—Employment Agreements” for the terms and conditions of Mr. Aguggia’s employment agreements. The Bank also amended and extended the term of employment agreements with Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano through December 31, 2015 and the Company also amended Ms. Piano’s employment agreement and extended its term through December 31, 2015. See “—Executive Summary—Fiscal Year 2014 Compensation Decisions” for details on the amendments to the employment agreements. In addition to outlining the terms and conditions of employment, the employment agreements ensure the stability of our management team by providing our contracted officers with financial protection in the event of an involuntarily termination of employment for reasons other than Just Cause (as defined in the agreements). Our decision to extend the terms of the Bank employment agreements for Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano through December 31, 2015 reflects our evaluation of each executive’s role at the Bank, as well as his or her overall job performance. We believe the terms of the employment agreements with our named executive officers reflect best practices, such as the exclusion of tax gross ups and the elimination of single triggers for entitlement to severance, and are consistent with the employment agreements provided to similarly situated executives in our industry. See “Executive Compensation—Employment Agreements” and “Potential Post-Termination or Change in Control Benefits Tables” for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service.

During the first quarter of the 2015 fiscal year, we amended and restated our Bank employment agreements to reflect the new Maryland holding company and replaced the mid-tier company employment agreements with employment agreements with Clifton Bancorp Inc., a Maryland corporation. The terms and conditions of the mid-tier employment agreements and our new Company employment agreements are substantially similar.

Employee Welfare Benefits. We provide all of our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites. We provide some named executive officers with modest perquisites, such as an automobile allowance, as deemed appropriate to their positions and responsibilities. We believe the perquisites provided to the named executives are reasonable, competitive and consistent with the Company’s overall compensation program. We also believe that these benefits further our officers’ abilities to promote our business interests in our markets and reflect competitive industry practices for similarly-situated officers employed by our peers. The perquisites provided to our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” under “Executive Compensation.”

Equity Compensation Program and Stock Compensation Grant and Award Practices. In the past, we have used restricted stock awards and stock option grants (collectively referred to as “equity awards”) to focus our management team on the task of creating shareholder value over the long term. The nature and size of the equity awards were based on a number of factors, including awards made to those holding comparable positions in our peer group, applicable regulatory restrictions, the tax and accounting treatment of specific equity compensation techniques and the number of shares available for grant under the 2005 Equity Incentive Plan. Mr. Celentano, Mr. Celuch, Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano are fully vested in all equity awards granted under the 2005 Equity Incentive Plan. See “Executive Compensation—Outstanding Equity Awards at March 31, 2014” for information on unexercised options for each named executive officers and outstanding as of March 31, 2014. The Committee believes that equity awards align the interests of our named executive officers with the interests of our stockholders. In order to continue to utilize equity compensation as an element of our overall compensation program for our named executive officers, the Compensation Committee will work with its advisors to develop a new equity plan to present to stockholders for approval during the 2015 or 2016 fiscal year.

As a general matter, the Compensation Committee’s equity award granting process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Committee’s decisions are reviewed and ratified by the full board of directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. Under the 2005 Equity Incentive Plan, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. The grant date is the date the Compensation Committee grants a stock option.

The Compensation Committee made no equity grants to our named executive officers during the 2014 fiscal year.

Stock Ownership Guidelines. We do not have formal stock ownership guidelines for our named executive officers or members of the board of directors. Our named executive officers and directors generally hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See the “Stock Ownership” section of this proxy statement for information on stock ownership for our named executive officers and members of our board of directors.

Risk Assessment. Decisions regarding our executive pay practices are made within a strong compensation governance framework to ensure that the outcome is consistent with our compensation philosophy, the creation of stockholder value and the safety and soundness of our operations. We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company or the Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2014 fiscal year and the other three most highly compensated executive officers of the Company whose total compensation for the 2014 fiscal year exceeded $100,000, as well as for two former executive officers for whom compensation disclosure would have been provided but for the fact that the individuals were not serving as an executive officer at the end of the Company’s last completed fiscal year.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (1)	Total
Paul M. Aguggia (2) Chairman, President and Chief Executive Officer of the Company and the Bank	2014 2013 2012	$162,500 — —	$250,000 — —	$2,100 — —	$414,600 — —

Bart D’Ambra Executive Vice President and Corporate Secretary of the Company and Executive Vice President, Chief Operating Officer and Corporate Secretary of the Bank	2014 2013 2012	158,762 152,826 146,557	10,192 3,030 8,500	36,665 32,552 27,225	205,619 188,408 182,282

Stephen Hoogerhyde Executive Vice President of the Company and Executive Vice President and Chief Lending Officer of the Bank	2014 2013 2012	164,002 157,869 151,541	10,529 3,130 8,500	36,946 33,395 27,753	211,477 194,394 187,794

Christine R. Piano, CPA Executive Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank	2014 2013 2012	179,197 172,496 165,573	11,504 3,420 8,500	41,276 36,430 30,361	231,977 212,346 204,434

Francis Tracy Tripucka (3) Senior Vice President – Commercial Lending of the Bank	2014 2013 2012	162,369 46,268 —	4,063 — —	4,571 900 —	171,003 47,168 —

John A. Celentano, Jr. (4) Former Chairman of the Board and Chief Executive Officer of the Company and Former Chairman of the Board of the Bank	2014 2013 2012	296,250 392,750 383,420	25,675 7,840 8,500	93,037 86,812 82,012	414,962 487,402 473,932

Walter Celuch (5) Former President and Secretary of the Company and Former Chief Executive Officer, President and Secretary of the Bank	2014 2013 2012	183,750 243,125 234,544	— 4,850 8,500	67,941 62,435 54,946	251,691 310,410 297,990

(1)	For 2014, amounts include, but are not limited to, employee stock ownership plan allocations valued at $50,048, $49,858, $32,864, $33,561 and $36,475 for Messrs. Celentano, Celuch, D’Ambra and Hoogerhyde and Ms. Piano, respectively, and matching contributions under the Bank’s 401(k) Plan for all executive officers listed except Messrs. Aguggia and Tripucka. For Messrs. Aguggia and Tripucka, amount includes automobile usage. For Mr. Celentano, amount also includes $30,691 in supplemental executive retirement plan contributions, perquisites other personal benefits and automobile usage. For Mr. Celuch, amount also includes $394 in supplemental executive retirement plan contributions as well as perquisites and personal benefits for automobile usage, travel expenses and a retirement gift.
(2)	Mr. Aguggia was appointed as Chairman, President and Chief Executive Officer effective January 1, 2014. He received a one-time signing/transition bonus to assist him with relocation costs, lost benefits and related matters.
(3)	Mr. Tripucka was appointed as Senior Vice President – Commercial Lending of Clifton Savings Bank effective December 19, 2012.
(4)	Mr. Celentano retired from all of his positions with the Company and the Bank effective January 1, 2014.
(5)	Mr. Celuch retired from all of his positions with the Company and the Bank effective January 1, 2014.

Employment Agreements

Clifton Bancorp and Clifton Savings have entered into employment agreements with Messrs. Aguggia, D’Ambra and Hoogerhyde and Ms. Piano (collectively referred to herein as the “executives”). Each employment agreement provides for a three-year term. The term of each of the agreements with Clifton Bancorp automatically extends to a three-year term each day until one party gives the other party notice of its intent not to renew the agreement, at which time the term of the agreement becomes fixed at three years. The Board of Directors of Clifton Savings may extend the terms of the employment agreements with Clifton Savings annually. The terms of the agreements with Clifton Savings currently expire on December 31, 2016 for Mr. Aguggia and on December 31, 2015 for Messrs. D’Ambra and Hoogerhyde and Ms. Piano. Current base salaries for Messrs. Aguggia, D’Ambra and Hoogerhyde and Ms. Piano are $650,000, $164,642, $170,076 and $185,834, respectively. The Company and Bank Compensation Committees annually review the executives’ base salaries. In addition to base salary, the employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to each executive. The agreements also provide for certain payments to the executives following their termination of employment due to a change in control, their death, disability, or upon termination without Just Cause (as defined in each agreement). See “—Potential Payments on Termination of Employment or Change in Control” for a discussion of the benefits upon termination under each circumstance.

The Bank or the Company will pay or reimburse the executives for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and the Company will indemnify the executives to the fullest extent legally allowable. In addition, the employment agreements provide that, except in the event of a change in control, the executives are subject to a one-year non-compete in the event their employment is terminated.

Supplemental Executive Retirement Plan

Clifton Savings sponsors a supplemental executive retirement plan to provide for supplemental retirement benefits related to its employee stock ownership plan and the 401(k) plan. The plan provides benefits to eligible officers (those designated by the Board of Directors of Clifton Savings) that cannot be provided under the 401(k) plan or the employee stock ownership plan as a result of eligibility requirements of the plans and/or limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these eligibility requirements and/or Internal Revenue Code limitations. Mr. Aguggia is currently the only participant in the plan. In addition to providing benefits that would otherwise be lost as a result of eligibility requirements or the Internal Revenue Code limitations on tax-qualified plans, the plan also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the employee stock ownership plan loans. See “—Potential Payments on Termination of Employment or Change in Control” for further discussion of these benefits.

Outstanding Equity Awards at March 31, 2014

The following table provides information concerning unexercised options for each named executive officer outstanding as of March 31, 2014. As of March 31, 2014, none of the named executive officers held equity awards that had not vested.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Paul M. Aguggia	—	—	$—	—
Bart D’Ambra	117,100	—	10.45	8/31/2015
Stephen Hoogerhyde	70,260	—	10.45	8/31/2015
Christine R. Piano	117,100	—	10.45	8/31/2015
Francis Tracy Tripucka	—	—	—	—
John A. Celentano, Jr.	322,123	—	10.45	12/31/2014	(1)
Walter Celuch	77,838	—	10.45	12/31/2014	(1)

(1)	As a result of their retirements effective December 31, 2013, the options held by Messrs. Celentano and Celuch will expire on December 31, 2014.

Option Exercises and Stock Vested

The following table provides information with respect to the exercise of stock option awards for our named executive officers, on an aggregate basis, during fiscal 2014. Aside from those individuals listed below, no named executive officer exercised stock options during fiscal 2014. Share amounts in the table below do not reflect the Company’s 0.9791 mutual-to-stock conversion exchange ratio.

	Option awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Walter Celuch	16,900	$36,504	(1)
	83,100	191,961	(2)

Stephen Hoogerhyde	47,840	113,381	(3)

(1)	The value realized upon exercise is equal to the aggregate fair market value on the date of exercise, which was December 12, 2013, less the aggregate exercise price on the grant date, multiplied by the number of shares exercised.
(2)	The value realized upon exercise is equal to the aggregate fair market value on the date of exercise, which was December 13, 2013, less the aggregate exercise price on the grant date, multiplied by the number of shares exercised.
(3)	The value realized upon exercise is equal to the aggregate fair market value on the date of exercise, which was December 6, 2013, less the aggregate exercise price on the grant date, multiplied by the number of shares exercised.

Nonqualified Deferred Compensation for the 2014 Fiscal Year

The following table provides information with respect to each deferred compensation plan in which the named executive officers participated during fiscal 2014.

Name	Plan Name	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in 2014 (2)	Aggregate Balance at Last Fiscal Year End (3)(4)
Paul M. Aguggia(5)	Supplemental Executive Retirement Plan	$—	$—	$—
John A. Celentano, Jr.	Supplemental Executive Retirement Plan	30,391	7,973	351,040
Walter Celuch	Supplemental Executive Retirement Plan	394	320	9,980

(1)	Registrant contributions are reported as compensation in 2014 in the Summary Compensation Table.
(2)	The amount disclosed in the earnings column represents interest earned at a rate of approximately 0.01% plus dividends of $0.18 per share. Interest and dividends earned are not reported as compensation in 2014 in the Summary Compensation Table since such earnings were not above market or preferential.
(3)	Reflects the market value as of March 31, 2014, of 23,815 and 318 shares held for the benefit of Messrs. Celentano and Celuch, respectively, and cash balances of $65,962 and $6,171, respectively, under the supplemental executive retirement plan.
(4)	The market value of the shares allocated to Messrs. Celentano and Celuch under the supplemental executive retirement plan was previously reported as compensation to Messrs. Celentano and Celuch in the “Summary Compensation Table” in the proxy statement for the year in which the allocation occurred.
(5)	Mr. Aguggia commenced participation in the supplemental executive retirement plan effective January 1, 2014. However, no contribution was made to the supplemental executive retirement plan on his behalf for the 2014 fiscal year. Under the terms of the supplemental executive retirement plan, Mr. Aguggia will be eligible for a contribution during the 2015 fiscal year.

Potential Payments on Termination of Employment or Change in Control

The following is a description of the potential payments we will make to our named executive officers upon the termination of their employment or a change in control of the Company and the Bank. In each of the scenarios described below, all benefits credited to Mr. Aguggia under the supplemental executive retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to him upon termination of employment for any reason.

Payments Made Upon Termination for Just Cause or Upon Voluntary Resignation (Including Retirement). If we terminate a named executive officer’s employment for just cause (as defined in the employment agreements) or if an executive voluntary resigns under circumstances that would not constitute good reason (as defined in the employment agreements), including retirement, the executive will receive his or her base salary through the date of termination and retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which we provide those benefits. All outstanding stock options will remain exercisable in accordance with the terms of the option agreements.

Payments Made Upon Termination Without Just Cause or Resignation for Good Reason. If we terminate an executive’s employment other than for just cause, or an executive voluntarily terminates his or her employment for good reason (as defined in the employment agreement), the executive (or, upon his or her subsequent death, his or her beneficiary) would receive a lump sum cash payment equal to the sum of (a) the base salary and incentive compensation that would have been paid for the remaining term of the employment agreement; (b) the value of any unvested restricted stock and stock options as of the termination date (that would not otherwise vest as a result of the termination), plus (c) the value of employee benefits that would have been provided for the remaining term of the employment agreement (based on the most recent level of contribution, accrual or other participation by or on behalf of the executive). We would also provide continued life, medical, health, disability and dental insurance coverage for the remaining term of the employment agreement. Under the employment agreements, each executive must adhere to a one-year, non-competition restriction if we terminate his employment other than for just cause or if the executive terminates employment for good reason.

Payments Made Upon Disability. Under the employment agreements, if an executive becomes disabled, we will provide him or her with a monthly disability benefit equal to 100% of the executive’s monthly base salary through the 180th day following the executive’s termination due to disability, and 60% of the executive’s base salary from the 181st day after termination through the earlier of the executive’s death or attainment of age 70. All disability payments under the employment agreements are reduced by the amount of any short- or long-term disability benefits payable to the contracted named executive officers under Bank-sponsored disability plans. Mr. Aguggia, Mr. D’Ambra, Mr. Hoogerhyde, Ms. Piano and Mr. Tripucka all participate in a disability plan sponsored by Clifton Savings and are entitled to benefits under the plan based on age and compensation. In addition, during any period of disability, the executive and his or her dependents will receive all benefits under the plan (including without limitation, retirement plans, medical, dental and life insurance plans), to the greatest extent possible, on the same terms as if the executive was actively employed.

Payments Made Upon Death. Under the employment agreements, upon an executive’s death, we will pay the executive’s estate any accrued but unpaid salary or bonus payments through the date of death. In addition, for a period of six months after the executive’s death, we will continue to provide his or her dependents medical insurance benefits existing on the date of death and shall pay the executive’s beneficiary all salary compensation that would otherwise be payable to him or her under the employment agreement.

Upon an executive’s death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan will remain exercisable until the earlier of one year from the date the executive dies or the original expiration of the stock options.

Payments Made Upon Termination Following a Change in Control. If we, or our successors, terminate an executive’s employment in connection with or following a change in control, or if an executive terminates employment for good reason in connection with or following a change in control, then, pursuant to the terms of the employment agreements, we will pay the executive a cash severance payment equal to the greater of (i) the payments and benefits due for the remaining term of the employment agreement or (ii) three times the sum of: (a) the executive’s average base salary for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), (b) the average incentive or bonus compensation paid for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), (c) the average income realized on the vesting of stock awards for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), (d) the average of the contributions made on an executive’s behalf to the 401(k) plan or employee stock ownership plan and supplemental plans for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), and (e) the average of any other taxable income for the five years preceding the change in control(or, if a lesser period, the executive’s actual period of employment) excluding income realized with respect to stock options and income related to the distribution of benefits under any retirement plan. We will also provide the executives and their dependents continued health, medical, dental, life and disability insurance and, if applicable, automobile usage, for three years following termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. The employment agreements with our current executive officers limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Under the terms of our ESOP, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of Company common stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company common stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s limitation under Section 280G.

Under the terms of the supplemental executive retirement plan, a participant will receive a cash payment in the event of a change in control equal to the benefit the participant would have received under the employee stock ownership plan had the participant remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on the participant’s behalf. In addition, all benefits credited to participants under the supplemental executive retirement plan are nonforfeitable and will be distributed upon termination of employment for any reason.

Potential Post-Termination or Change in Control Benefits Tables. The amount of compensation payable to each of our current named executive officers upon termination for just cause or upon voluntary resignation, termination without just cause or resignation for good reason, change in control with termination of employment and disability is shown below. The amounts shown assume that such termination was effective as of March 31, 2014, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination.

The following table provides the amount of compensation payable to Mr. Aguggia for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death		Change in Control With Termination of Employment
Cash severance payment(2)	$—	$2,612,100	$7,715,078	$357,500	(3)	$2,612,100
Health and welfare benefits and fringe benefits	—	67,347	386,631	10,175		67,347
Additional payment under SERP	—	—	—	—		—	(4)

Total payment	$—	$2,679,447	$8,101,709	$367,675		$2,679,447	(5)

(1)	Assumes termination by reason of disability at March 31, 2014 and payment of disability benefits through Mr. Aguggia’s 70th birthday.
(2)	For illustration purposes, the cash severance payment assumes that Mr. Aguggia would receive the following amounts over the remaining term of his employment agreement: (i) a cash bonus of 10% of his current base salary, (ii) 401(k) plan matching contributions at a rate of 50% on the first 4.5% of compensation deferred and ESOP benefits based on current IRS plan compensation limit ($260,000) and (iii) supplemental executive retirement plan contributions based on the assumptions made in (ii) above. Mr. Aguggia did not receive these benefits during the 2014 fiscal year.
(3)	For illustration purposes, the amount shown assumes a bonus accrual for Mr. Aguggia at 10% of his current base salary.
(4)	Mr. Aguggia became a participant in the supplemental executive retirement plan effective January 1, 2014, however, he was not a participant in the ESOP as of March 31, 2014 and, therefore, would not have been eligible for an ESOP change in control benefit under the supplemental executive retirement plan had a change in control occurred as of such date.
(5)	The employment agreement provides that if Mr. Aguggia’s change in control payments and benefits in the aggregate constitute an excess parachute payment under Section 280G of the Internal Revenue Code, such payment and benefits will be reduced to $1.00 less than three times Mr. Aguggia’s base amount as determined in accordance with Section 280G of the Internal Revenue Code. See “Potential Payments on Termination of Employment or Change in Control – Payments Made Upon Termination Following a Change in Control” for the definition of base amount.

The following table provides the amount of compensation payable to Mr. D’Ambra for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death	Change in Control With Termination of Employment
Cash severance payment	$—	$672,513	$$559,649	$87,417	$616,447
Health and welfare benefits and fringe benefits	—	26,655	44,425	4,443	26,655

Total payment	$—	$699,168	$604,074	$91,860	$643,102	(2)

(1)	Assumes termination by reason of disability at March 31, 2014 and payment of disability benefits through Mr. D’Ambra’s 70th birthday.
(2)	The employment agreement provides that if Mr. D’Ambra’s change in control payments and benefits in the aggregate constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the total change in control payment will be reduced to $1.00 less than three times Mr. D’Ambra’s base amount as determined in accordance with Section 280G of the Internal Revenue Code. See “Potential Payments on Termination of Employment or Change in Control – Payments Made Upon Termination Following a Change in Control” for the definition of base amount.

The following table provides the amount of compensation payable to Mr. Hoogerhyde for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death	Change in Control With Termination of Employment
Cash severance payment	$—	$721,653	$1,190,905	$90,302	$646,620
Health and welfare benefits and fringe benefits	—	26,574	97,438	4,429	26,574

Total payment	$—	$748,227	$1,288,343	$94,731	$673,194	(2)

(1)	Assumes termination by reason of disability at March 31, 2014 and payment of disability benefits through Mr. Hoogerhyde’s 70th birthday.
(2)	The employment agreement provides that if Mr.Hoogerhyde’s change in control payments and benefits in the aggregate constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the total change in control payment will be reduced to $1.00 less than three times Mr.Hoogerhyde’s base amount as determined in accordance with Section 280G of the Internal Revenue Code. See “Potential Payments on Termination of Employment or Change in Control – Payments Made Upon Termination Following a Change in Control” for the definition of base amount.

The following table provides the amount of compensation payable to Ms. Piano for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death	Change in Control With Termination of Employment
Cash severance payment	$—	$755,355	$2,306,182	$98,669	$698,756
Health and welfare benefits and fringe benefits	—	25,047	166,980	4,175	25,047

Total payment	$—	$780,402	$2,473,162	$102,844	$723,803	(2)

(1)	Assumes termination by reason of disability at March 31, 2014 and payment of disability benefits through Ms. Piano’s 70th birthday.
(2)	The employment agreement provides that if Ms. Piano’s change in control payments and benefits in the aggregate constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the total change in control payment will be reduced to $1.00 less than three times Ms. Piano’s base amount as determined in accordance with Section 280G of the Internal Revenue Code. See “Potential Payments on Termination of Employment or Change in Control – Payments Made Upon Termination Following a Change in Control” for the definition of base amount.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

The Compensation Committee of Clifton Bancorp Inc.

Thomas A. Miller, Chairman

Stephen Adzima

John H. Peto

Charles J. Pivirotto

Cynthia Sisco

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Clifton Bancorp common stock during the year ended March 31, 2014.

Policies and Procedures Governing Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•	any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place. The outstanding loans made by the Bank to our directors and executive officers and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

The Company maintains a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. In accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than February 27, 2015. If next year’s annual meeting is held on a date more than 30 calendar days from August 7, 2015, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days before the date of the annual meeting; provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit/Compliance Committee, Charles J. Pivirotto, at (973) 473-2200. Other communications to the Board of Directors may be made to the Chairman of the Nominating/Corporate Governance Committee, John Peto, at (973) 473-2200. Communications to individual directors may be made to such director at (973) 473-2200.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy materials to the beneficial owners of Clifton Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended March 31, 2014 as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on June 20, 2014 upon written request to Bart D’Ambra, Clifton Bancorp Inc., 1433 Van Houten Avenue, Clifton, New Jersey 07015.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bart D’Ambra
Bart D’Ambra
Executive Vice President and Corporate Secretary

REVOCABLE PROXY CLIFTON BANCORP INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-855-847-1317 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., August 7, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/csbk prior to 3 a.m., August 7, 2014.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Annual Meeting Materials are available at: http://www.cfpproxy.com/7906	Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. The election as directors of all nominees listed (except as marked to the contrary below).	☐	☐	☐

(01) Paul M. Aguggia and (02) Thomas A. Miller

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

	For	Against	Abstain
2. The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2015.	☐	☐	☐

	For	Against	Abstain
3. The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH IN (2) ABOVE.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Internet Availability of Proxy Materials that includes instructions on how to electronically access the Company’s Proxy Statement dated June 27, 2014 and 2014 Annual Report to Stockholders.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

CLIFTON BANCORP INC. — ANNUAL MEETING, AUGUST 7, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/7906

You can vote in one of three ways:

1.	Call toll free 1-855-847-1317 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/csbk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Clifton Bancorp Inc.

ANNUAL MEETING OF STOCKHOLDERS

August 7, 2014

9:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John H. Peto and Joseph C. Smith, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 7, 2014, at 9:00 a.m., local time, at the Venetian, 546 River Drive, Garfield, New Jersey with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees and proposals listed. If any other business is presented at the annual meeting this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR

THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7906

REVOCABLE PROXY CLIFTON BANCORP INC.

ANNUAL MEETING OF STOCKHOLDERS AUGUST 7, 2014 9:00 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John H. Peto and Joseph C. Smith, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 7, 2014, at 9:00 a.m., local time, at the Venetian, 546 River Drive, Garfield, New Jersey with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy.

	Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐

	Mark here if you plan to attend the meeting.	☐

	Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION	Comments:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 7, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/7906

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. The election as directors of all nominees listed (except as marked to the contrary below).	☐	☐	☐

(01) Paul M. Aguggia and (02) Thomas A. Miller

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

	For	Against	Abstain
2. The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2015.	☐	☐	☐

	For	Against	Abstain
3. The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH IN (2) ABOVE.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees and proposals listed. If any other business is presented at the annual meeting this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Internet Availability of Proxy Materials that includes instructions on how to electronically access the Company’s Proxy Statement dated June 27, 2014 and 2014 Annual Report to Stockholders.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

7906

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization card for the purpose of conveying your voting instructions with respect to the shares of Clifton Bancorp Inc. (the “Company”) common stock you have allocated to your account to Pentegra Trust Company, our ESOP Trustee. You are being asked to provide voting instructions to the ESOP Trustee on the proposals presented at the Annual Meeting of Stockholders of the Company to be held on August 7, 2014. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Clifton Bancorp Inc. Annual Report to Stockholders.

As an ESOP participant, you are entitled to instruct the ESOP Trustee how to vote the shares of Company in common stock allocated to your ESOP account as of June 20, 2014, the record date for the Annual Meeting.

The ESOP Trustee will vote all allocated shares of Company common stock as directed by participants. The ESOP Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed YELLOW vote authorization card and return it in the enclosed, postage-paid envelope no later than Thursday, July 31, 2014. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that Pentegra Trust Company (the “ESOP Trustee”), is the holder of record and custodian of all shares of Clifton Bancorp Inc. (the “Company”) common stock under the Clifton Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on August 7, 2014.

You are to vote my shares as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Paul M. Aguggia and Thomas A. Miller

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
	☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2015.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED

NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this card in the enclosed postage-paid envelope no later than July 31, 2014

Dear 401(k) Plan Participant:

On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization card for the purpose of conveying your voting instructions with respect to the shares of Clifton Bancorp Inc. (the “Company”) common stock you have credited to your account in the Clifton Savings Bank 401(k) Savings Plan (the “401(k) Plan”) to Pentegra Trust Company, the 401(k) Plan Trustee. You are being asked to provide voting instructions to the 401(k) Plan Trustee on the proposals presented at the Annual Meeting of Stockholders of the Company to be held on August 7, 2014. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Clifton Bancorp Inc. Annual Report to Stockholders.

As a participant in the 401(k) Plan, you are entitled to direct the 401(k) Plan Trustee how to vote the shares of Company common stock credited to your account as of June 20, 2014, the record date for the Annual Meeting. To direct the 401(k) Plan Trustee how to vote the shares credited to your account, please complete and sign the enclosed BLUE vote authorization card and return it in the enclosed, postage-paid envelope no later than Thursday, July 31, 2014. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer

VOTE AUTHORIZATION CARD

I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Clifton Bancorp Inc. (the “Company”) common stock credited to me under the Clifton Savings Bank 401(k) Savings Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on August 7, 2014.

You are to vote my shares as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Paul M. Aguggia and Thomas A. Miller

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
	☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2015.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED

NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE.

The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this card in the enclosed postage-paid envelope no later than July 31, 2014.